UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 4, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-22496	93-0341923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3200 N.W. Yeon Ave.
P.O. Box 10047
Portland, OR	97296-0047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(503) 224-9900

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Purchase of Portland Metals Recycling Real Property

The Registrant’s Portland metals recycling facility, Portland deep water terminal facilities and related buildings and improvements are located on an approximately 60-acre industrial site (the “Portland Property”) that has been leased from Schnitzer Investment Corp. (“SIC”) pursuant to a Lease Agreement dated September 1, 1988, as amended (the “Lease”). On May 4, 2005, the Company agreed to purchase the Portland Property from SIC for $20,000,000 pursuant to a Purchase and Sale Agreement dated May 4, 2005 (the “Agreement”). The purchase is expected to close on or about May 13, 2005.

As the Registrant has been responsible for the operation and maintenance of the Portland Property under the terms of the Lease, the Agreement provides that the Portland Property is being purchased “as is, with all faults” and with very limited representations and warranties from SIC. In addition, under the terms of the Lease, the Registrant is and has been obligated to indemnify SIC against any environmental liabilities associated with the Portland Property, and this obligation of the Registrant survives the termination of the Lease.

SIC is a related party to the Registrant. The stock of SIC is owned by members of the Schnitzer family who also beneficially own all of the outstanding Class B Common Stock of the Registrant. Robert W. Philip, Kenneth M. Novack, Gary Schnitzer, Carol S. Lewis, Jean S. Reynolds, and Dori Schnitzer are directors of both SIC and the Registrant. Kenneth M. Novack is President and Chief Executive Officer of SIC. Robert S. Ball, a director of the Registrant, is a partner in the law firm of Ball Janik LLP which has represented SIC in connection with the negotiation of the Agreement. Mr. Ball has advised the Registrant that he did not personally participate in the representation of SIC in this matter. The Agreement, and the purchase of the Portland Property contemplated thereby, were approved by the Registrant’s Audit Committee (with director Ball recusing himself) in accordance with the Registrant’s policy on related party transactions.

Item 1.02.	Termination of a Material Definitive Agreement

Termination of Lease of Portland Metals Recycling Real Property

In connection with the purchase of the Portland Property as described above, the Lease will be terminated. The rent under the Lease at the time of termination was $1,834,000 per year, subject to adjustment on September 1, 2008 and every five years thereafter. The Lease was a net lease under which the Registrant was required to pay all taxes, utilities, maintenance, and insurance related to the Portland Property.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Purchase and Sale Agreement dated May 4, 2005 between Schnitzer Investment Corp. and the Registrant, relating to the Portland metals recycling operations real estate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Date:	May 10, 2005	By	/s/ Barry A. Rosen
Barry A. Rosen
Vice President, Finance and Chief Financial Officer